Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet and statements of operations and comprehensive income (loss) are presented to give effect to the acquisition of MC Assembly Holdings, Inc. ("MC Assembly") by SMTC Corporation (“The Company or SMTC”). The pro forma information was prepared based on the historical financial statements and related notes of SMTC and MC Assembly, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that SMTC believes are reasonable. The allocation of the purchase price of the MC Assembly acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.

The following unaudited pro forma combined financial statements are based on SMTC’s historical consolidated financial statements and MC Assembly’s historical consolidated financial statements as adjusted to give effect to the SMTC’s acquisition of MC Assembly and the related financing transactions. The unaudited pro forma combined statements of operations and comprehensive income (loss) for the nine months ended September 30, 2018 and the twelve months ended December 31, 2017 give effect to these transactions as if they had occurred on January 1, 2017. The unaudited pro forma combined balance sheet as of September 30, 2018 gives effect to these transactions as if they had occurred on September 30, 2018.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with SMTC treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by SMTC to complete the acquisition was allocated to the assets acquired and liabilities assumed from MC Assembly based upon their estimated fair values on the closing date of the acquisition. SMTC has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from MC Assembly and the related allocations of purchase price. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from MC Assembly will be based on the actual net tangible and intangible assets and liabilities of MC Assembly that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. SMTC estimated the fair value of MC Assembly's assets and liabilities based on discussions with MC Assembly's management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share amounts)

(Unaudited)	SMTC	MC Assembly	Pro forma adjustments	Pro forma footnotes	Reclassifications and accounting	Combined
	year ended	year ended	(note 6)	(note 6)	policies (note 5)	year ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	December 31, 2017	December 31, 2017				December 31, 2017

Revenue	$139,231	$142,262	-		-	$281,493
Cost of sales	128,380	124,366	(340)	(5)	177	252,583
Gross profit	10,851	17,896	340		(177)	28,910
Selling, general and administrative expenses	13,960	11,894	(500)	(9)	22	25,376
Intangible asset amortization	-	-	7,375	(6)	-	7,375
Impairment of property, plant and equipment	1,601	-	-		-	1,601
Gain on sale of property, plant and equipment	(60)	-	-		(22)	(82)
Restructuring charges	1,732	-	-		-	1,732
Operating (loss) earnings	(6,382)	6,002	(6,535)		(177)	(7,092)

Interest expense	903	7,621	(49)	(4)	-	8,475
Other expense	-	525	-		-	525
Loss before income taxes	(7,285)	(2,144)	(6,486)		(177)	(16,092)
Income tax expense (recovery)
Current	639	30	-		-	669
Deferred	(79)	-	-		-	(79)
	560	30	-		-	590
Net loss	(7,845)	(2,174)	(6,486)		(177)	(16,682)
Other comprehensive loss	-	(177)	-		177	-

Net loss, also being comprehensive loss	$(7,845)	$(2,351)	(6,486)		-	$(16,682)

Basic loss per share	$(0.47)					$(0.99)
Diluted loss per share	$(0.47)					$(0.99)

Weighted average number of shares outstanding
Basic	16,788,231					16,788,231
Diluted	16,788,231					16,788,231

Supplemental information:

The SMTC year ended December 31, 2017 consolidated statement of operations and comprehensive loss includes total amortization expense of $3,588
The MC Assembly year ended December 31, 2017 consolidated statement of operations and comprehensive loss includes total amortization expense of $4,346

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2018

(in thousands, except per share amounts)

(Unaudited)	SMTC Nine months ended	MC Assembly Nine months ended	Pro forma adjustments (note 6)	Pro forma footnotes (note 6)	Reclassifications and accounting policies (note 5)	Combined Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 30, 2018	September 30, 2018				September 30, 2018

Revenue	$135,276	$111,182	$-		$2,366	$248,824
Cost of sales	121,906	97,765	(255)	(5)	1,843	221,259
Gross profit	13,370	13,417	255		523	27,565
Selling, general and administrative expenses	10,838	9,274	(375)	(9)	9	19,746
Intangible asset amortization	-	-	3,391	(6)	-	3,391
Loss/(gain) on sale of property, plant and equipment	3	-	-		(9)	(6)
Restructuring charges	154	-	-		-	154
Operating earnings (loss)	2,375	4,143	(2,761)		523	4,280

Interest expense	1,195	6,000	(37)	(4)	-	7,158
Other expense/Income	-	242	-		-	242
Earnings (loss) before income taxes	1,180	(2,099)	(2,724)		523	(3,120)
Income tax expense (recovery)
Current	596	212	-		-	808
Deferred	(191)	-	-		-	(191)
	405	212	-		-	617
Net earnings (loss)	775	(2,311)	(2,724)		523	(3,737)
Other comprehensive income	-	330	-		(330)	-
Net earnings (loss), also being comprehensive income (loss)	$775	$(1,981)	$(2,724)		$193	$(3,737)

Basic earnings (loss) per share	0.04					$(0.21)
Diluted earnings (loss) per share	0.04					$(0.20)

Weighted average number of shares outstanding
Basic	17,866,399					17,866,399
Diluted	18,517,902					19,022,637

Supplemental information:

The SMTC nine months ended September 30, 2018 consolidated statement of operations and comprehensive income includes total amortization expense of $2,426
The MC Assembly nine months ended September 30, 2018 consolidated statement of operations and comprehensive loss includes total amortization expense of $2,986

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

(in thousands)

(Unaudited)	SMTC	MC Assembly	Pro forma adjustments (note 6)	Pro forma footnotes (note 6)	Reclassifications and accounting policies (note 5)	Combined
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 30, 2018	September 30, 2018				September 30, 2018
Assets

Current assets:
Cash and cash equivalents	$14,689	$14	$(12,587)	(1)	-	$2,116
Accounts receivable - net	41,206	24,503	(96)	(2)	-	65,613
Unbilled contract assets	8,503	-	-		2,366	10,869
Inventories	28,372	33,447	(2,083)	(3)	(2,174)	57,562
Prepaid expenses and other assets	3,144	2,195	(27)	(2)	-	5,312
Total current assets	95,914	60,159	(14,793)		192	141,472
Property, plant and equipment - net	12,351	15,544	(809)	(5)	-	27,086
Deposits and other assets	-	822	-		-	822
Intangible assets - net	-	-	21,000	(6)	-	21,000
Goodwill	-	38,548	(17,718)	(6)	-	20,830
Deferred income taxes - net	496	-	-		-	496
Deferred financing costs - net	108	-	702	(4)	-	810
Total assets	$108,869	$115,073	$(11,618)		$192	212,516

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	$16,706	$-	$6,685	(4)	-	$23,391
Accounts payable	41,649	25,459	-		-	67,108
Accrued liabilities	7,273	6,472	1,034	(4)	834	15,613
Accrued management fees	-	1,500	(1,500)	(9)	-	-
Customer deposits	-	834	-		(834)	-
Earnout liability (note 3)	-	-	3,050		-	3,050
Income taxes payable	16	-	-		-	16
Current portion of equipment facility	953	-	(953)	(4)	-	-
Current portion of long-term debt	2,000	-	(2,000)	(4)	-	-
Current portion of capital lease obligations	305	1,263	-		-	1,568
Total current liabilities	68,902	35,528	6,316		-	110,746

Long-term debt - net	4,500	-	52,733	(4)	-	57,233
Line of credit	-	22,674	(22,674)	(4)	-	-
Stockholder subordinated debt	-	37,604	(37,604)	(4)	-	-
Junior subordinated debt	-	2,480	(2,480)	(4)	-	-
Warrant liability	-	-	1,898	(8)	-	1,898
Equipment facility	1,676	-	(1,676)	(4)	-	-
Capital lease obligations	396	9,137	-		-	9,533
Total liabilities	75,474	107,423	(3,487)		-	179,410

Shareholders’ equity:
Capital stock	457	1	(1)	(7)	-	457
Additional paid-in capital	278,520	26,480	(26,480)	(7)	-	278,520
Accumulated OCI	-	153	(153)	(7)	-	-
Deficit	(245,582)	(18,984)	18,695	(7)	-	(245,871)
Total shareholders' equity	33,395	7,650	(7,939)		-	33,106
Total liabilities and shareholders' equity	$108,869	$115,073	$(11,426)		$-	$212,516

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 - DESCRIPTION OF THE TRANSACTION

On November 8, 2018, SMTC Corporation, entered a certain Stock Purchase Agreement, by and among the Company, MC Assembly Holdings, Inc., each of the stockholders of the Target (the “Sellers”), and Cyprium Investment Partners LLC, in its capacity as a representative of the Sellers, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Target from the Sellers (such transaction, the “MC Acquisition”). The MC Acquisition includes an initial purchase price of approximately $65,000,000 in cash plus a potential earnout of up to $5,000,000 in cash payable by the Company upon the achievement of certain performance milestones determined after the completion of the Company’s first fiscal quarter of 2019. The Purchase Agreement and the MC Acquisition were unanimously approved by the Board of Directors of the Company, and the MC Acquisition closed on November 8, 2018.

NOTE 2 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet has been prepared to reflect as if the MC Acquisition and the Company’s related financing transactions occurred as of September 30, 2018. The unaudited pro forma combined statements of operations and comprehensive income (loss) combine the results of operations of SMTC and MC Assembly for the fiscal year ended December 31, 2017 and nine months period ended September 30, 2018 as if the MC Acquisition and the Company’s financing transactions occurred on January 1, 2017. The unaudited pro forma combined balance sheet as of September 30, 2018 was prepared utilizing SMTC’s and MC Assembly’s historical balance sheets as of September 30, 2018, respectively. The unaudited pro forma combined statements of operations and comprehensive income (loss) for the year ended December 31, 2017 and nine months period ended September 30, 2018 was prepared utilizing SMTC’s and MC Assembly’s historical income statements for the year ended December 31, 2017 and nine months period ended September 30, 2018.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had SMTC and MC Assembly been a combined company during the respective periods presented. These unaudited pro forma combined financial statements should be read in conjunction with SMTC's historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Form 10-Q for nine months period ended September 30, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 8, 2018 and November 7, 2018 respectively. Certain reclassifications have been made to the historical presentation of SMTC and MC Assembly to conform to the presentation used in the unaudited pro forma combined financial statements, as described below in Note 5.

SMTC expects to incur costs and realize benefits associated with integrating the operations of SMTC and MC Assembly. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma combined statement of operations and comprehensive income (loss) does not reflect any non-recurring charges directly related to the acquisition that the combined company may incur upon completion of the transaction.

NOTE 3 - ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The table below represents the total estimated preliminary purchase price consideration (amounts in thousands):

Purchase Price - Cash	$65,000
Estimated earnout	3,050
Working capital adjustment	1,052
Total purchase consideration	$69,102

SMTC acquired 100% of the outstanding common shares of MC Assembly.  The estimated earnout is based upon the achievement of certain performance milestones determined after the completion of the Company’s first fiscal quarter of 2019.  The estimated fair value of the earnout is based on forecasted results, and may change upon the resolution of the contingency at the end of the Company’s first fiscal quarter of 2019.  This fair value adjustment is not reflected as a pro forma adjustment to the year ended December 31, 2017 or nine months period ended September 30, 2018 statement of operations and comprehensive loss as it is reflected as part of the purchase price. This is recorded as a pro forma adjustment as an accrual as at September 30, 2018.  The working capital adjustment was cash settled at time of closing on November 8, 2018.

NOTE 4 - ESTIMATED PRELIMINARY PURCHASE PRICE ALLOCATION

The table below represents the estimated preliminary purchase price allocation to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets (amounts in thousands). Such amounts were estimated using the interim financial statements of MC Assembly as of November 8, 2018. The financial statement amounts closely approximated those balances in the interim financial statement as of September 30, 2018. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts may result in adjustments, which may result in material differences from the information presented herein.

		Fair Value

Total purchase consideration		$69,102

ASSETS
	852
Accounts Receivable	19,763
INVENTORY	34,929
PREPAIDS	2,529
PROPERTY, PLANT AND EQUIPMENT	14,578
Total assets	72,651	72,651

LIABILITIES
ACCOUNTS PAYABLE	27,961
ACCRUALS	7,148
CAPITAL LEASE OBLIGATION	10,270
Total liabilities	45,379	45,379

Net tangible assets		27,272

Excess Purchase Price to Allocate		41,830

Intangible Assets
Customer relationships		12,350
Backlog		6,990
Trade names		1,300
Noncompetition agreements		360
Total intangible assets		21,000

RESIDUAL GOODWILL		$20,830

NOTE 5 - RECLASSIFICATION AND ACCOUNTING POLICY ADJUSTMENTS (amounts in thousands)

Certain reclassifications have been made to the historical presentation of MC Assembly to conform to the presentation used in the unaudited pro forma combined financial statements. They include the following:

Unaudited consolidated balance sheet

●

Adjustments were made to reflect the adoption of ASC 606 revenue from contracts effective January 1, 2018.  Pro forma adjustments have been recorded to unbilled contract assets of $2,366 representing the increase in unbilled contract assets as at September 30, 2018 compared to January 1, 2018.  There is a corresponding reduction to the inventory balance of $2,174

●	Customer deposits were reclassified to accrued liabilities

Unaudited consolidated statement of operations and comprehensive loss

●

Adjustments were made to reflect the adoption of ASC 606 revenue from contracts.  For the September 30, 2018 nine months ended consolidated statements of operations and comprehensive loss, adjustments of $2,366 were made increasing revenue and $2,174 increasing cost of sales with additional gross margin of $192

●	Reclassified losses and gains on sale of property plant and equipment as a separate line item
●	Amounts previously reported under other comprehensive losses relating to unrealized foreign exchange gains or losses on unsettled forward contracts has been reclassified to cost of goods sold

NOTE 6 - PRO FORMA ADJUSTMENTS (amounts in thousands)

Adjustments to the pro forma consolidated balance sheets:

(1)	The pro forma adjustments to cash and cash equivalents, reflects the $12,587 of SMTC cash paid for the acquisition.

(2)

The pro forma adjustment to accounts receivable of $96 reflects the adjustment to record the fair value of accounts receivable acquired. A pro forma adjustment to prepaid expenses and other assets of $27 reflects prepaid charges with no future benefit post acquisition for cancelled services.

(3)

The pro forma adjustment to inventory reflects approximately $455 of estimated fair value increase for acquired inventory at the assumed acquisition date. The increased valuation of the inventory will increase cost of sales as the acquired inventory is sold after the closing date of the acquisition. The pro forma adjustment to inventory was offset by an estimated fair value adjustment for excess and obsolete inventory items in the amount of $2,538 that are not believed to be recoverable

(4)	Pro forma adjustments related to Debt and other transaction costs are outlined as follows:

Debt	Revolver	Equipment Facility (current)	Long-term debt (current)	Equipment Facility (long-term)	Long-term Debt	Accruals

Eliminate MC Assembly debt	$-	$-	$-	$-	$-	$-
Eliminate SMTC debt - current	16,706	953	2,000	-	-	-
Eliminate SMTC debt - long term	-	-	-	1,676	4,500	-
Total historical financial statements	16,706	953	2,000	1,676	4,500	-

Paydown from SMTC cash at time of acquistion	12,587	-	-	-	-	-
Revolver drawing at time of acquisition	19,272	-	-	-	-	-
Term debt ($50M+$12M)	-	-	-	-	62,000	-
Transaction costs reclassified	-	-	-	-	2,869	-
Discount on term debt (note 8)	-	-	-	-	1,898	-
Transaction costs unpaid accrued	-	-	-	-	-	839
Pro forma adjustment combined	6,685	(953)	(2,000)	(1,676)	52,733	839

A)	Total transaction costs of $4,521 were paid at time of closing;

a.	$702 has been reflected as a pro forma adjustment classified in deferred financing fees incurred at the closing of the transaction that have been capitalized as deferred financing fees

b.	$2,869 has been reflected as a pro forma adjustment as an offset to long-term debt

c.	The issuance of the warrants have a corresponding discount of $1,898 reducing the long-term debt (see note 8)

d.

Additional transaction fees of $1,789 were incurred at time of closing of which $839 was unpaid and included as a pro forma adjustment to accruals.  These are not recurring expenses, $1,789 has also been recorded as a pro forma adjustment against shareholder’s equity (see note 7)

B)

The accrual pro forma adjustment of $1,034 is comprised of $839 related to accrued transaction costs not paid at time of closing in addition to a fair value adjustment of $195 to accruals related to other operating expenses

C)	At time of closing, the historical debt facilities, including the revolver, equipment facility and long term debt for both SMTC and MC Assembly were extinguished and replaced with the new debt

	Interest (nine months ended September 30, 2018)	Interest (annualized)	Year ended December 31, 2017	Nine months ended September 30, 2018

MC Assembly	$6,000	$8,000
SMTC	1,195	1,593
	$7,195	$9,593

Combined (MC Assembly and SMTC)	30-Sep-18	Interest	Annualized

Revolver	$23,391	6.50%	$1,520
Term Debt - Subordinated A	50,000	10.5%	5,250
Term Debt - Subordinated B	12,000	14.0%	1,680
	$85,391		$8,450

Interest - Debt (Cash)			$(1,143)	$(1,143)	$(857)
Interest - Amortization Debt Fees				714	536
Interest - Amortization of Discount on debt				380	285
Total pro forma adjustment				$(49)	$(37)

Pro forma adjustments to interest expense were calculated using the closing debt balances presented in the adjusted September 30, 2018 combined balance sheet.  The interest expense calculated on the $702 and $2,869 of deferred financing fees amortized over a five-year period.  In addition, interest is calculated based on the discount on the debt of $1,898 related to the warrants issued at the time of the acquisition.  The discount to the debt is amortized to interest expense over a five-year period.

(5)

The pro forma adjustment to property, plant and equipment reflects a fair value decrease of $809.  The corresponding pro forma adjustments reducing amortization expenses were made of $255 and $340, respectively in the statements of comprehensive income and loss for the nine months ended September 30, 2018 and the year ended December 31, 2017.

(6)	The pro forma adjustment to goodwill and intangible assets includes the following (amounts in thousands):

The addition of intangible assets of $21,000 as a result of the estimated preliminary purchase price allocation is comprised of the following:

Intangible Assets	(in 000's)	Estimated useful life (years)	Year ended December 31, 2017	Nine months ended September 30, 2018

Customer relationships	$12,350	10	$1,235	$926
Backlog	6,990	1.5	4,660	2,330
Trade names	1,300	1	1,300	-
Noncompetition agreements	360	2	180	135

Total Purchased Intangible Assets	$21,000		$7,375	$3,391

The pro forma adjustment to amortization expense of $7,375 in the year ended December 31, 2017 and $3,391 for the nine months ended September 30, 2018 reflect the corresponding amortization based on the estimated useful lives of the underlying intangible assets.

The pro forma adjustment to goodwill includes the following:

Goodwill and Intangibles	(in 000's)

Elimination of MC Assembly historical goodwill balance	$(38,548)

Addition of goodwill as a result of preliminary purchase price allocation	20,830

Total pro forma adjustment to goodwill	$(17,718)

(7)	The pro forma adjustments to total shareholders’ equity include the following (amounts in thousands):

Historical MC Assembly shareholders’ equity	Capital stock	Additional paid-in capital	Accumulated OCI	Deficit

MC Assembly equity as at September 30, 2018	1	26,480	153	(18,984)
Eliminate historical MC Assembly equity	(1)	(26,480)	(153)	18,984
Transaction Costs				(1,789)
Management fee accrual reversal				1,500
Pro forma adjustment	(1)	(26,480)	(153)	18,695

(8)

Pro forma adjustments were made to reflect the issuance of 504,735 warrants to TCW at the closure of the transaction.  These warrants have an estimated valuation at the time of acquisition of $1,898.  This is reported as a discount to the term debt as at September 30, 2018.  In addition a warrant liability is reported as a separate line item on the combined balance sheet for the same value.  The discount on the debt will be amortized to interest expense over a 5-year period.  Amortization of the discount on the debt will be presented as interest expense of which $285 has been presented in the September 30, 2018 nine months ended statement of comprehensive income (loss) and $380 in the December 31, 2017 statement of comprehensive loss.

(9)

Pro forma adjustments were made of $375 and $500 in the September 30, 2018 nine months ended statement of comprehensive income (loss) in the December 31, 2017 statement of operations and comprehensive loss, respectively removing management fees from MC Assembly’s historical financial statements. The management fees will not be a recurring expense post acquisition.  In the September 30, 2018 balance sheet of MC Assembly, $1,500 remained unpaid and therefore is recorded as a pro forma adjustment reducing accruals and a corresponding reduction to retained earnings.

(10)

The income tax effect of the pro forma adjustments has been determined with reference to the statutory rates in effect during the twelve months ended December 31, 2017, and the nine months ended September 30, 2018. These adjustments did not result in a change to the combined current income tax expense of SMTC and MC Assembly during the reporting periods as the pro forma adjustments created additional losses in the combined statement of comprehensive income (loss). Changes to SMTC and MC Assembly combined deferred tax assets and liabilities as a result of the preliminary purchase price allocation is fully offset by a corresponding net reduction to its valuation allowance.

(11)

The pro forma adjustments to basic and diluted loss per common shares outstanding were calculated at $(0.21) and $(0.20) for the nine months period ended September 30, 2018.  The pro forma adjustments to basic and diluted loss per common shares outstanding were calculated at $(0.99) for the twelve months ended December 31, 2018.  The diluted number of common shares has been increased to reflect the issued warrants of 504,735.